Exhibit 99.1

Investor Group Led by Entrepreneur and Collector Nat Turner Successfully Completes Tender Offer for Shares of Collectors Universe

NEWPORT BEACH, Calif., February 8, 2021— Collectors Universe (NASDAQ: CLCT) (“Collectors Universe” or the “Company”), a leading provider of value-added authentication and grading services to dealers and collectors of collectibles, and the investor group led by entrepreneur and sports card collector Nat Turner, D1 Capital Partners L.P., and Cohen Private Ventures, LLC (the “Investor Group”), today announced the successful completion of the Investor Group’s tender offer to purchase all of the outstanding shares of Collectors Universe’s common stock for $92.00 per share in cash, without interest and subject to any required withholding taxes, net to the seller in cash.

Broadridge Corporate Issuer Solutions, Inc., the depositary for the tender offer, has advised that as of one minute after 11:59 p.m., Eastern Time, at the end of the day on February 5, 2021, the expiration of the tender offer, 5,179,075 shares were validly tendered and not withdrawn in the tender offer (including rollover shares deemed to be tendered for purposes of determining whether the minimum condition was satisfied), representing approximately 57% of the outstanding shares of the Company’s common stock. All of such shares have been accepted for payment in accordance with the terms of the tender offer, and the Investor Group will promptly pay for such shares other than the rollover shares. In addition, 1,093,255 shares were delivered pursuant to guaranteed delivery procedures. When taken together, the shares tendered and delivered pursuant to guaranteed delivery procedures represent approximately 69% of the outstanding shares of the Company’s common stock.

The Investor Group intends to complete its acquisition of Collectors Universe today through the merger of Cards Acquisition Inc., an entity controlled by the Investor Group, with and into Collectors Universe. A vote of Collectors Universe’s shareholders is not required to complete the merger. In connection with the merger, any remaining outstanding shares will be converted into the right to receive $92.00 per share in cash, without interest and subject to any required withholding taxes, net to the seller in cash, the same consideration received by shareholders who tendered their shares in the tender offer. Upon completion of the merger, Collectors Universe will become a privately held company and its common stock will cease trading on the NASDAQ Global Select Market.

Advisors

Houlihan Lokey is serving as financial advisor to the Company and Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal counsel.

Allen & Company LLC is serving as financial advisor to the Investor Group and Sullivan & Cromwell LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP are serving as legal counsel.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value-added services to the collectibles markets. The Company authenticates and grades collectible coins, trading cards, event tickets, autographs and memorabilia (“collectibles”). The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins and its Expos trade show and conventions business. This information is accessible to collectors and dealers at the Company’s website, http://www.collectorsuniverse.com, and is also published in print.

About D1 Capital Partners

D1 Capital Partners is a global investment firm that operates across public and private markets. The firm combines the talent and operational excellence of a large, premier asset management firm with the flexible mandate and long-term time horizon of a family office. Founded in 2018 by Dan Sundheim, D1 focuses on investing in the global internet, technology, telecom, media, consumer, healthcare, financial, industrial, and real estate sectors.

About Cohen Private Ventures

Cohen Private Ventures invests long-term capital, primarily in direct private investments and other opportunistic transactions, and manages family office activities, on behalf of Steven A. Cohen and his family.

Cautionary Statements Regarding Forward-Looking Information

This news release contains statements regarding Collectors Universe’s expectations, beliefs or views about its pending acquisition by an investor group (the “Transaction”), including the anticipated timing of the Transaction, all of which constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can often be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”

Due to a number of risks and uncertainties to which its business and its markets are subject, Collectors Universe’s future financial performance may differ, possibly significantly, from expectations regarding its future financial performance that are expressed in, or that may be implied or inferred from the discussion in, this news release. Those risks and uncertainties, and their possible impact on Collectors Universe’s future financial performance, include, but are not limited to, the following: potential litigation relating to the Transaction; risks that the Transaction disrupts the current plans and operations of Collectors Universe; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; Collectors Universe’s continued dependence on its coins, and cards and autographs businesses, which historically have generated more than 90% of Collectors Universe’s total consolidated revenues and a substantial portion of its operating income, which make its operating results more vulnerable to conditions that could adversely affect those businesses, such as the volatility of precious metals prices that could adversely affect its coin revenues; the risk that Collectors Universe’s future operating results could deteriorate if recently released COVID-19 vaccines permit a return to more normal living and working conditions and consumer interest in its collectibles markets consequently declines; the risk that it may become necessary for Collectors Universe to reduce the amount of, or suspend or discontinue the payment of cash dividends in the future, due to conditions or circumstances outside of its control or due to adverse financial performance and the cash needs of its business in the future; the risk that domestic or international economic conditions may deteriorate as a result of events outside of Collectors Universe’s control, which could lead to reductions in the demand for its collectibles authentication and grading services and, consequently, in its revenues and operating results; the risk that the weakness or volatility of economic conditions will lead to longer-term changes in the spending habits of consumers and in the availability and use of credit by smaller businesses, such as collectibles dealers, to fund purchases of collectibles, which could lead to longer-term declines in collectibles commerce and, therefore, in the demand for Collectors Universe’s services; the risks that claims under Collectors Universe’s coin and trading card authentication and grading warranties will increase substantially and that the warranty reserves that it maintains for such claims will prove to be inadequate, which could cause its gross profit margin and operating results to decline or cause Collectors Universe to incur operating losses; the risk that Collectors Universe’s strategies of offering services in newer geographic areas, such as Europe and Asia, or potentially investing in new lines of business, will not be successful in enabling it to improve its profitability or may even cause Collectors Universe to incur significant losses; and the risks and added complexity of conducting business overseas.

Contacts

Collectors Universe

Investor Relations Contact:

Shelton Group

Leanne K. Sievers

949-224-3874

sheltonir@sheltongroup.com

Media Contact:

Joele Frank, Wilkinson Brimmer Katcher

Jed Repko / Eric Brielmann

212-355-4449

Investor Group

Gasthalter & Co.

Jonathan Gasthalter / Sam Fisher

212-257-4170